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                                                                   Exhibit 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 12, 2001 (except Note 16, as to which the date is July 31, 2002), in the Registration Statement and related Prospectus of Greif Bros. Corporation, for the registration of its 8 7/8% Senior Subordinated Notes due 2012.

                                                  /s/ Ernst & Young LLP

Columbus, Ohio
September 24, 2002